SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2006

TEXAS INSTRUMENTS INCORPORATED
(Exact Name of Registrant
as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-03761		75-0289970
(Commission File Number)		(IRS Employer Identification No.)

12500 TI Boulevard
P.O. Box 660199
Dallas, TX		75266-0199
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 995-3773

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

   Item 1.01 Entry into a Material Definitive Agreement

     On January 8, 2006, Texas Instruments Incorporated (“TI”) entered into an Asset and Stock Purchase Agreement (the “Asset and Stock Purchase Agreement”) with S&C Purchase Corp., an affiliate of Bain Capital, LLC (“Bain”), providing for the sale of substantially all of the assets and liabilities of, as well as 100% of the stock of certain foreign subsidiaries related to, TI’s Sensors & Controls business unit (“Sensors & Controls”). Under the terms of the Asset and Stock Purchase Agreement, the purchase price payable in cash for Sensors & Controls will be U.S. $3.0 billion, subject to adjustment based on a determination of working capital at closing. The parties will cross-license certain technology and intellectual property to one another following the closing for purposes of the continuing conduct of their respective businesses. The transaction is subject to antitrust approvals and other customary closing conditions.

     A copy of the Asset and Stock Purchase Agreement is included herein as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

     The Asset and Stock Purchase Agreement governs the contractual rights between the parties in relation to the transaction. The summary of its terms has been included above, and the Asset and Stock Purchase Agreement has been filed as an exhibit to this Form 8-K, to provide you with information regarding the terms of the agreement and are not intended to modify or supplement any factual disclosures about TI or Sensors & Controls in our public reports filed with the SEC. In particular, the Asset and Stock Purchase Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to TI or Sensors & Controls. The representations and warranties have been negotiated with the purposes of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

Section 8 - Other Events

   Item 8.01 Other Event

     On January 9, 2006, TI and Bain issued a joint press release announce the execution of the Asset and Stock Purchase Agreement. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Section 9 - Financial Statements and Exhibits

   Item 9.01 Financial Statements and Exhibits

Designation
of Exhibit
in this
Report	Description of Exhibit

2.1	Asset and Stock Purchase Agreement between Texas Instruments Incorporated and S&C Purchase Corp., dated January 8, 2006.

99.1	Press Release issued by Texas Instruments Incorporated and Bain Capital, LLC dated January 9, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date:	January 10, 2006	By:	/s/ Joseph F. Hubach

			Name:	Joseph F. Hubach
			Title:	Senior Vice President, Secretary and
General Counsel